EXHIBIT 99.1
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     CHATTEM NAMES ROBERT E. BOSWORTH PRESIDENT AND CHIEF OPERATING OFFICER

         - BOSWORTH REMAINS A DIRECTOR OF THE COMPANY; TAYLOR STEPS DOWN

CHATTANOOGA, Tenn. - (BUSINESS WIRE) - August 24, 2005 - Chattem, Inc. (NASDAQ:CHTT), a leading marketer and manufacturer of branded OTC healthcare products, today announced the appointment of Robert E. Bosworth as President and Chief Operating Officer, effective September 19, 2005. Mr. Bosworth, who will report to Zan Guerry, Chattem's Chairman and Chief Executive Officer, will focus on the operational and administrative functions of the Company, as well as the Company's international business. He replaces A. Alexander Taylor II, who has resigned from Chattem, and its board, to pursue other business opportunities. Mr. Bosworth will remain a member of the Company's board of directors, where he has served for the last 19 years.

Mr. Bosworth, age 58, was formerly an employee of Chattem, having served for 18 years, most recently as Executive Vice President and Chief Financial Officer overseeing operational and administrative functions from 1990 to 1998. "I am very excited to return to Chattem in this new role and look forward to capitalizing on the strength of the existing management team and the Company's portfolio of superior branded products," stated Mr. Bosworth. "I look forward to working closely with Zan in building shareholder value through the continued implementation of plans that he and his team have developed."

"The Board and I are very pleased to have Bob rejoin our leadership team, where we will benefit immensely from his in-depth knowledge of the Company, strong experience in operations management and proven record of success," said Zan Guerry. "More than ever, Chattem's growth opportunities abound as a result of our strong product innovation pipeline. Bob's leadership will help ensure we fully realize the growth opportunities before us."

Mr. Guerry added, "Alec has made important contributions to Chattem's success during his nearly eight years as President and Chief Operating Officer and twelve years as a director. In particular, his work on the successful resolution of our Dexatrim-related litigation and his enhancement of Chattem's reputation in the investment community have been outstanding. The Board and I thank Alec for his hard work and dedication to Chattem and wish him well in his future business pursuits."

Mr. Bosworth is currently Vice President of Corporate Finance for Livingston Company, a merchant banking and wealth management company specializing in providing expansion capital to small and middle market companies. Before joining Livingston Company in 2001, he served as a consultant to and member of the Boards of Directors of several public and private companies in diverse industries from 1998 to 2001. In addition to serving on Chattem's Board of Directors, Mr. Bosworth is a director of Covenant Transport, Inc. (Nasdaq:
CVTI). He earned his Bachelor of Arts degree in Economics from Amherst College in 1974 and a Masters in Business Administration from the University of North Carolina at Chapel Hill in 1976.

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Chattem, Inc. is a leading marketer and manufacturer of a broad portfolio of branded OTC healthcare products, toiletries and dietary supplements. The Company's products target niche market segments and are among the market leaders in their respective categories across food, drug and mass merchandisers. The Company's portfolio of products includes well-recognized brands such as Icy Hot(R), Gold Bond(R), Selsun Blue(R), pHisoderm(R), Garlique(R), Pamprin(R) and BullFrog(R). Chattem conducts a portion of its global business through subsidiaries in the United Kingdom, Ireland and Canada.

STATEMENTS IN THIS PRESS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE FORWARD-LOOKING STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS THAT COULD CAUSE ACTUAL OUTCOMES AND RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED OR PROJECTED.

For more information, contact:

Rick Moss, Chief Financial Officer, 423-822-3278 or
Catherine Baker, Manager of Investor Relations, 423-822-3209